Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS FIRST QUARTER
OPERATING NET INCOME OF $19.1 MILLION

Rockland, Massachusetts (April 21, 2016) Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2016 first quarter net income of $18.6 million, or $0.71 per diluted share, as compared to $19.5 million, or $0.74 per diluted share, in the prior quarter. The first quarter net income contained items which the Company considers non-core, such as merger and acquisition expenses and loss on the extinguishment of debt. There were no such items for the prior quarter. On an operating basis, net income for the first quarter was $19.1 million, or $0.72 on a diluted earnings per share basis.

“Rockland Trust Company is off to a strong start in 2016,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust. “During the first quarter we continued to grow loans despite a difficult competitive environment, generated strong growth in capital, and were pleased to announce the New England Bancorp acquisition, which we anticipate will be accretive to 2017 earnings."

BALANCE SHEET

Total assets of $7.2 billion at March 31, 2016 decreased by $20.2 million, or 0.3%, from the prior quarter and increased by $278.8 million, or 4.0%, as compared to the year ago period.

The commercial loan portfolio increased by $42.1 million, or 1.1% (4.3% annualized), over the prior quarter, led by growth in the commercial real estate and business banking sectors, as origination volumes remained solid across the Company's footprint. During the quarter various construction projects reached completion and were reclassified to the real estate category. The home equity portfolio also continued to rise due to sustained marketing efforts, with an increase of 0.8% (3.3% annualized) over the prior quarter. These factors combined to generate growth in total loans at March 31, 2016 of $41.5 million, or 0.7% (3.0% annualized), compared to the balance at December 31, 2015. Compared to the prior year period, total loans increased by $196.1 million, or 3.6%.

Total deposit levels remained relatively consistent with the prior quarter, reflecting good core deposit growth offset by ongoing decreases in higher-cost time deposits. Core deposits rose by $32.2 million, or 2.4% on an annualized basis, from the prior quarter, driven mainly by growth in savings and money market balances. Total cost of deposits decreased to 19 basis points during the first quarter, further reflecting the Company’s success in growing its core deposit customer base. Core deposits represent 89.0% of total deposits at March 31, 2016. Compared to the prior year period, total deposits increased by $324.5 million, or 5.7%.

The securities portfolio decreased by $8.5 million from the prior quarter to $836.6 million at March 31, 2016 and comprise 11.6% of total assets of the Company as of then.

During the first quarter, the Company deployed some of its excess liquidity to further reduce its Federal Home Loan Bank borrowings by approximately $49.0 million.

Stockholders' equity at March 31, 2016 rose to $788.1 million, an increase of 2.2% from December 31, 2015 and 7.5% from the year ago period. The strong growth in capital led to a $0.61 increase, or 2.9%, in the Company’s tangible book value per share during the first quarter compared to the fourth quarter of 2015. The March 31, 2016 tangible book value per share of $21.90 represents a 10.5% increase above the prior year amount. In addition, the Company’s ratio of common equity to tangible assets of 8.25% represents an increase of 27 basis points from the prior quarter and 52 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the first quarter was $54.9 million, remaining consistent with the prior quarter.  During the first quarter, the Company’s net interest margin increased by five basis points from the prior quarter to 3.39%, reflecting higher loan yields attributable to the increase in rates by the Federal Reserve Bank in December, 2015. This was partially mitigated by the four basis point impact of lower purchase accounting benefits in the first quarter.

NONINTEREST INCOME

The Company recorded noninterest income of $19.2 million during the first quarter, which represents a $669,000, or 3.4%, decrease from the linked quarter. Significant changes in noninterest income in the first quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees decreased by $411,000, or 4.8%, mainly due to seasonal decreases in overdraft fees and debit card usage.

•
Investment management income decreased by $117,000, or 2.3%, reflecting the weak market conditions that prevailed during the first quarter. Assets under administration increased by 2.8% to $2.7 billion as of March 31, 2016.

•	Mortgage banking income decreased by $199,000, or 15.0%, due primarily to lighter volume.

•	Loan level derivative income increased by $709,000, or 70.0%, due to strong customer demand in the quarter caused by the uncertain rate environment.

•
Other noninterest income decreased $657,000, or 23.9%, mainly due to decreases in Federal Home Loan Bank dividend income and capital gain distributions on equity securities, as well as fewer purchases of Massachusetts historical tax credits.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $46.5 million during the first quarter, consistent with the prior quarter. Significant changes in noninterest expense in the first quarter compared to the prior quarter included the following:

•
Salaries and employee benefits increased by $412,000, or 1.5%, due primarily to increases in payroll taxes, medical insurance, and stock compensation, partially offset by decreases in salaries and incentives.

•	Occupancy and equipment expenses increased by $316,000, or 5.7%, mainly due to higher snow removal and utility costs.

•	Merger and acquisition costs of $334,000 related to the pending acquisition of New England Bancorp, Inc., which is expected to close in the fourth quarter of 2016.

•	The Company recognized a $437,000 loss in conjunction with its payoff of approximately $49.0 million in Federal Home Loan Bank borrowings. There was no such expense in the fourth quarter of 2015.

•
Other noninterest expenses decreased by $1.5 million, or 12.6%, driven primarily by lower consultant fees, decreased provision for unfunded commitments and reduced loan workout costs, partly offset by increases in advertising.

The Company generated a return on average assets and a return on average common equity of 1.04% and 9.52%, respectively, in the first quarter, as compared to 1.07% and 10.03%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the first quarter with total net recoveries of $82,000, compared to net recoveries of $120,000 in the prior quarter. The provision for loan losses was $525,000 for the first quarter as compared to $500,000 in the fourth quarter of 2015. Nonperforming loans decreased during the first quarter by $2.2 million to $25.5 million, and represent 0.46% of total loans at March 31, 2016, as compared to 0.50% at December 31, 2015. Total nonperforming assets decreased to $27.2 million at the end of the first quarter, from $29.8 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.54% at March 31, 2016, a decrease of two basis points from the prior quarter.

The allowance for loan losses was $56.4 million at March 31, 2016, as compared to $55.8 million at December 31, 2015. The Company’s allowance for loan losses as a percentage of loans was 1.01% at both March 31, 2016 and December 31, 2015, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 22, 2016. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10083023 and will available through May 6, 2016. Additionally, a webcast replay will be available until April 22, 2017.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $7.2 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected revenue synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of previous mergers;

•	the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS calculated on an operating basis. The non-GAAP financial measures, including operating earnings and operating EPS, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, loss on extinguishment of debt, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. Management also supplements its evaluation of financial performance with analysis of tangible book value per share which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets by common shares outstanding. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, and tangible book value per share are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited dollars in thousands)
				% Change	% Change
	March 31,	December 31,	March 31,	Mar 2016 vs.	Mar 2016 vs.
	2016	2015	2015	Dec 2015	Mar 2015
Assets
Cash and due from banks	$83,345	$84,813	$108,804	(1.73)%	(23.40)%
Interest-earning deposits with banks	113,387	190,952	47,470	(40.62)%	138.86%
Securities
Securities - trading	763	356	494	114.33%	54.45%
Securities - available for sale	378,227	367,249	387,038	2.99%	(2.28)%
Securities held to maturity	457,641	477,507	394,745	(4.16)%	15.93%
Total securities	836,631	845,112	782,277	(1.00)%	6.95%
Loans held for sale (at fair value)	7,588	5,990	9,507	26.68%	(20.19)%
Loans
Commercial and industrial	835,336	843,276	829,380	(0.94)%	0.72%
Commercial real estate	2,711,857	2,653,434	2,606,444	2.20%	4.04%
Commercial construction	357,867	373,368	291,666	(4.15)%	22.70%
Small business	103,323	96,246	87,709	7.35%	17.80%
Total commercial	4,008,383	3,966,324	3,815,199	1.06%	5.06%
Residential real estate	631,888	638,606	681,379	(1.05)%	(7.26)%
Home equity - first position	547,056	543,092	519,978	0.73%	5.21%
Home equity - subordinate positions	388,255	384,711	356,938	0.92%	8.77%
Total consumer real estate	1,567,199	1,566,409	1,558,295	0.05%	0.57%
Other consumer	13,649	14,988	19,624	(8.93)%	(30.45)%
Total loans	5,589,231	5,547,721	5,393,118	0.75%	3.64%
Less: allowance for loan losses	(56,432)	(55,825)	(54,515)	1.09%	3.52%
Net loans	5,532,799	5,491,896	5,338,603	0.74%	3.64%
Federal Home Loan Bank stock	11,807	14,431	37,485	(18.18)%	(68.50)%
Bank premises and equipment, net	76,692	75,663	73,315	1.36%	4.61%
Goodwill and core deposit intangible	212,218	212,909	215,058	(0.32)%	(1.32)%
Other assets	314,801	287,703	297,934	9.42%	5.66%
Total assets	$7,189,268	$7,209,469	$6,910,453	(0.28)%	4.03%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,840,186	$1,846,593	$1,603,124	(0.35)%	14.79%
Savings and interest checking accounts	2,374,264	2,370,141	2,232,832	0.17%	6.33%
Money market	1,123,600	1,089,139	1,088,223	3.16%	3.25%
Time certificates of deposit	657,197	684,830	746,533	(4.04)%	(11.97)%
Total deposits	5,995,247	5,990,703	5,670,712	0.08%	5.72%
Borrowings
Federal Home Loan Bank borrowings	50,840	102,080	108,246	(50.20)%	(53.03)%
Customer repurchase agreements and other short-term borrowings	134,568	133,958	128,138	0.46%	5.02%
Wholesale repurchase agreements	—	—	50,000	n/a	(100.00)%
Junior subordinated debentures	73,257	73,306	73,457	(0.07)%	(0.27)%
Subordinated debentures	34,600	34,589	34,542	0.03%	0.17%
Total borrowings	293,265	343,933	394,383	(14.73)%	(25.64)%
Total deposits and borrowings	6,288,512	6,334,636	6,065,095	(0.73)%	3.68%
Other liabilities	112,609	103,370	112,472	8.94%	0.12%
Stockholders' equity

Common stock	261	260	259	0.38%	0.77%
Additional paid in capital	406,921	405,486	399,936	0.35%	1.75%
Retained earnings	379,153	368,169	333,104	2.98%	13.82%
Accumulated other comprehensive income (loss), net of tax	1,812	(2,452)	(413)	173.90%	538.74%
Total stockholders' equity	788,147	771,463	732,886	2.16%	7.54%
Total liabilities and stockholders' equity	$7,189,268	$7,209,469	$6,910,453	(0.28)%	4.03%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	Mar 2016 vs.	Mar 2016 vs.
	2016	2015	2015	Dec 2015	Mar 2015
Interest income
Interest on federal funds sold and short-term investments	$211	$137	$30	54.01%	603.33%
Interest and dividends on securities	5,229	5,218	4,661	0.21%	12.19%
Interest and fees on loans	54,269	54,463	51,687	(0.36)%	5.00%
Interest on loans held for sale	32	52	51	(38.46)%	(37.25)%
Total interest income	59,741	59,870	56,429	(0.22)%	5.87%
Interest expense
Interest on deposits	2,868	2,940	2,763	(2.45)%	3.80%
Interest on borrowings	1,982	2,045	2,417	(3.08)%	(18.00)%
Total interest expense	4,850	4,985	5,180	(2.71)%	(6.37)%
Net interest income	54,891	54,885	51,249	0.01%	7.11%
Provision (benefit) for loan losses	525	500	(500)	5.00%	(205.00)%
Net interest income after provision for loan losses	54,366	54,385	51,749	(0.03)%	5.06%
Noninterest income
Deposit account fees	4,470	4,694	4,166	(4.77)%	7.30%
Interchange and ATM fees	3,724	3,911	3,100	(4.78)%	20.13%
Investment management	5,003	5,120	5,107	(2.29)%	(2.04)%
Mortgage banking income	1,132	1,331	1,126	(14.95)%	0.53%
Increase in cash surrender value of life insurance policies	1,014	1,007	778	0.70%	30.33%
Gain on sale of equity securities, net	—	1	—	(100.00)%	n/a
Loan level derivative income	1,722	1,013	418	69.99%	311.96%
Other noninterest income	2,090	2,747	1,862	(23.92)%	12.24%
Total noninterest income	19,155	19,824	16,557	(3.37)%	15.69%
Noninterest expenses
Salaries and employee benefits	27,189	26,777	25,288	1.54%	7.52%
Occupancy and equipment expenses	5,827	5,511	6,394	5.73%	(8.87)%
Data processing & facilities management	1,206	1,168	1,122	3.25%	7.49%
FDIC assessment	1,010	986	956	2.43%	5.65%
Merger and acquisition expense	334	—	10,230	100.00%	(96.74)%
Loss on extinguishment of debt	437	—	122	100.00%	258.20%
Loss on sale of equity securities	29	91	—	(68.13)%	100.00%
Other noninterest expenses	10,450	11,953	10,865	(12.57)%	(3.82)%
Total noninterest expenses	46,482	46,486	54,977	(0.01)%	(15.45)%
Income before income taxes	27,039	27,723	13,329	(2.47)%	102.86%
Provision for income taxes	8,428	8,268	3,869	1.94%	117.83%
Net Income	$18,611	$19,455	$9,460	(4.34)%	96.73%

Basic earnings per share	$0.71	$0.74	$0.38	(4.05)%	86.84%
Diluted earnings per share	$0.71	$0.74	$0.38	(4.05)%	86.84%
Weighted average common shares (basic)	26,275,323	26,238,004	24,959,865
Weighted average common shares (diluted)	26,318,732	26,290,776	25,040,080

Performance ratios
Net interest margin (FTE)	3.39%	3.34%	3.50%
Return on average assets	1.04%	1.07%	0.58%
Return on average common equity	9.52%	10.03%	5.58%

Reconciliation table - non-GAAP financial information
Net income	$18,611	$19,455	$9,460	(4.34)%	96.73%
Noninterest expense components
Add - loss on extinguishment of debt, net of tax	258	—	72
Add - merger & acquisition expenses, net of tax	198	—	6,287
Net operating earnings	$19,067	$19,455	$15,819	(1.99)%	20.53%
Diluted earnings per share, on an operating basis	$0.72	$0.74	$0.63	(2.70)%	14.29%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
(Unaudited dollars in thousands)

	Three Months Ended
				% Change
	March 31,	December 31,	March 31,	Mar 2016 vs.	Mar 2016 vs.
	2016	2015	2015	Dec 2015	Mar 2015

Noninterest income GAAP	$19,155	$19,824	$16,557	(3.37)%	15.69%
Total noninterest income as adjusted	$19,155	$19,824	$16,557	(3.37)%	15.69%

Noninterest expense GAAP	$46,482	$46,486	$54,977	(0.01)%	(15.45)%
Less - loss on extinguishment of debt	437	—	122	100.00%	258.20%
Less - merger and acquisition expenses	334	—	10,230	100.00%	(96.74)%
Total noninterest expense as adjusted	$45,711	$46,486	$44,625	(1.67)%	2.43%

ASSET QUALITY
	Nonperforming Assets At
	March 31,	December 31,	March 31,
	2016	2015	2015

Nonperforming loans
Commercial & industrial loans	$3,195	$3,699	$4,542
Commercial real estate loans	8,027	8,160	8,770
Small business loans	189	239	267
Residential real estate loans	7,510	8,795	8,693
Home equity	6,508	6,742	8,015
Other consumer	70	55	53
Total nonperforming loans	$25,499	$27,690	$30,340
Nonaccrual securities	—	—	3,723
Other real estate owned	1,720	2,159	6,285
Total nonperforming assets	$27,219	$29,849	$40,348

Nonperforming loans/gross loans	0.46%	0.50%	0.56%
Nonperforming assets/total assets	0.38%	0.41%	0.58%
Allowance for loan losses/nonperforming loans	221.31%	201.61%	179.68%
Gross loans/total deposits	93.23%	92.61%	95.10%
Allowance for loan losses/total loans	1.01%	1.01%	1.01%

	Nonperforming Assets Reconciliation for the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Nonperforming assets beginning balance	$29,849	$32,099	$38,894
New to Nonperforming	3,159	3,455	11,523
Loans charged-off	(537)	(1,130)	(1,525)
Loans paid-off	(3,694)	(2,965)	(5,923)
Loans transferred to other real estate owned/other assets	(86)	—	(354)
Loans restored to performing status	(1,104)	(1,248)	(891)
New to other real estate owned	86	—	354
Sale of other real estate owned	(638)	(270)	(1,633)
Net capital improvements to other real estate owned	113	(2)	665
Other	71	(90)	(762)
Nonperforming assets ending balance	$27,219	$29,849	$40,348

	Net Charge-Offs (Recoveries)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Net charge-offs (recoveries)
Commercial & industrial loans	$(136)	$(211)	$182
Commercial real estate loans	(189)	27	(544)
Small business loans	42	(6)	83
Residential real estate loans	19	(38)	140
Home equity	120	(71)	89
Other consumer	62	179	135
Total net charge-offs (recoveries)	$(82)	$(120)	$85

Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	(0.01)%	0.01%

	Troubled Debt Restructurings At
	March 31,	December 31,	March 31,
	2016	2015	2015
Troubled debt restructurings on accrual status	$32,182	$32,849	$36,887
Troubled debt restructurings on nonaccrual status	4,368	5,225	4,899
Total troubled debt restructurings	$36,550	$38,074	$41,786

FINANCIAL RATIOS & CAPITAL ADEQUACY
	March 31,	December 31,	March 31,
	2016	2015	2015
Book value per common share	$29.97	$29.40	$28.05
Tangible book value per share	$21.90	$21.29	$19.82
Tangible common capital/tangible assets	8.25%	7.98%	7.73%

Common equity tier 1 capital ratio (1)	10.68%	10.44%	10.08%
Tier one leverage capital ratio (1)	9.53%	9.33%	9.53%
(1) Estimated number for March 31, 2016.

A reconciliation of Independent Bank Corp's. total stockholders' equity to tangible book value per share is as follows:

	March 31,	December 31,	March 31,
	2016	2015	2015
Stockholders' equity	788,147	771,463	732,886
Less: Goodwill and other intangibles	212,218	212,909	215,058
Tangible common equity	575,929	558,554	517,828
Common Shares	26,293,565	26,236,352	26,123,576
Tangible book value per share (tangible common equity/common shares)	$21.90	$21.29	$19.82

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$164,563	$211	0.52%	$214,191	$137	0.25%	$48,698	$30	0.25%
Securities
Securities - trading	420	—	—%	394	—	—%	179	—	—%
Securities - taxable investments	831,170	5,197	2.51%	815,778	5,186	2.52%	745,242	4,627	2.52%
Securities - nontaxable investments (1)	4,894	49	4.03%	4,891	49	3.97%	5,585	52	3.78%
Total securities	836,484	5,246	2.52%	821,063	5,235	2.53%	751,006	4,679	2.53%
Loans held for sale	4,246	32	3.03%	9,422	52	2.19%	7,603	51	2.72%
Loans
Commercial and industrial	831,349	7,972	3.86%	844,460	8,254	3.88%	855,462	8,207	3.89%
Commercial real estate (1)	2,659,591	26,770	4.05%	2,641,570	26,872	4.04%	2,454,630	25,720	4.25%
Commercial construction	379,860	3,819	4.04%	355,749	3,676	4.10%	280,049	2,900	4.20%
Small business	99,012	1,332	5.41%	93,521	1,272	5.40%	86,498	1,172	5.50%
Total commercial	3,969,812	39,893	4.04%	3,935,300	40,074	4.04%	3,676,639	37,999	4.19%
Residential real estate	633,590	6,381	4.05%	645,448	6,151	3.78%	602,490	6,211	4.18%
Home equity	930,579	8,031	3.47%	919,531	8,127	3.51%	869,688	7,419	3.46%
Total consumer real estate	1,564,169	14,412	3.71%	1,564,979	14,278	3.62%	1,472,178	13,630	3.75%
Other consumer	14,396	336	9.39%	15,783	470	11.81%	17,893	412	9.34%
Total loans	5,548,377	54,641	3.96%	5,516,062	54,822	3.94%	5,166,710	52,041	4.08%
Total interest-earning assets	$6,553,670	$60,130	3.69%	$6,560,738	$60,246	3.64%	$5,974,017	$56,801	3.86%
Cash and due from banks	85,792			117,285			114,974
Federal Home Loan Bank stock	13,599			14,431			35,076
Other assets	534,946			520,903			493,462
Total assets	$7,188,007			$7,213,357			$6,617,529
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,354,982	$883	0.15%	$2,324,827	$915	0.16%	$2,134,044	$862	0.16%
Money market	1,128,446	701	0.25%	1,127,013	718	0.25%	1,049,472	676	0.26%
Time deposits	670,393	1,284	0.77%	694,641	1,307	0.75%	689,530	1,225	0.72%
Total interest-bearing deposits	4,153,821	2,868	0.28%	4,146,481	2,940	0.28%	3,873,046	2,763	0.29%
Borrowings
Federal Home Loan Bank borrowings	80,991	490	2.43%	104,023	571	2.18%	97,596	502	2.09%
Customer repurchase agreements and other short-term borrowings	140,863	49	0.14%	146,287	49	0.13%	138,836	63	0.18%
Wholesale repurchase agreements	—	—	—%	—	—	—%	50,000	286	2.32%
Junior subordinated debentures	73,283	1,016	5.58%	73,333	1,016	5.50%	73,484	992	5.47%
Subordinated debentures	34,594	427	4.96%	34,582	409	4.69%	51,264	574	4.54%
Total borrowings	329,731	1,982	2.42%	358,225	2,045	2.26%	411,180	2,417	2.38%
Total interest-bearing liabilities	$4,483,552	$4,850	0.44%	$4,504,706	$4,985	0.44%	$4,284,226	$5,180	0.49%
Demand deposits	1,811,873			1,833,133			1,536,919
Other liabilities	106,281			106,226			108,855
Total liabilities	$6,401,706			$6,444,065			$5,930,000
Stockholders' equity	786,301			769,292			687,529

Total liabilities and stockholders' equity	$7,188,007			$7,213,357			$6,617,529

Net interest income		$55,280			$55,261			$51,621

Interest rate spread (2)			3.25%			3.20%			3.37%

Net interest margin (3)			3.39%			3.34%			3.50%

Supplemental Information
Total deposits, including demand deposits	$5,965,694	$2,868		$5,979,614	$2,940		$5,409,965	$2,763
Cost of total deposits			0.19%			0.20%			0.21%
Total funding liabilities, including demand deposits	$6,295,425	$4,850		$6,337,839	$4,985		$5,821,145	$5,180
Cost of total funding liabilities			0.31%			0.31%			0.36%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $389,000, $376,000, and $372,000 for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.